T. ROWE PRICE GLOBAL ALLOCATION FUND, INC.

POWER OF ATTORNEY

 RESOLVED, that the Corporation does hereby constitute and authorize Edward C. Bernard, Margery K. Neale and David Oestreicher, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any (i) Registration Statement on Form N-1A or N-14 of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended; (ii) Registration Statement on Form N-1A or N-14 of the Corporation under the Investment Company Act of 1940, as amended; (iii) amendment or supplement (including, but not limited to, Post-Effective Amendments adding additional series or classes of the Corporation) to said Registration Statement; and (iv) instruments or documents filed or to be filed as a part of or in connection with such Registration Statement, including Articles Supplementary, Articles of Amendment, and other instruments with respect to the Articles of Incorporation of the Corporation.

  IN WITNESS WHEREOF, the above named Corporation has caused these presents to be signed and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.

/s/Edward C. Bernard ______________________________ Edward C. Bernard	Chairman of the Board (Principal Executive Officer) Director	March 5, 2013
/s/Gregory K. Hinkle ______________________________ Gregory K. Hinkle	Treasurer (Principal Financial Officer)	March 5, 2013
/s/William R. Brody ______________________________ William R. Brody	Director	March 5, 2013
(Signatures Continued)

Power of Attorney March 5, 2013 Page 2 /s/Anthony W. Deering ______________________________ Anthony W. Deering	Director	March 5, 2013
/s/Donald W. Dick, Jr. ______________________________ Donald W. Dick, Jr.	Director	March 5, 2013
/s/Robert J. Gerrard, Jr. ______________________________ Robert J. Gerrard, Jr.	Director	March 5, 2013
/s/Karen N. Horn ______________________________ Karen N. Horn	Director	March 5, 2013
/s/Theo C. Rodgers ______________________________ Theo C. Rodgers	Director	March 5, 2013
/s/Brian C. Rogers ______________________________ Brian C. Rogers	Director	March 5, 2013
/s/Cecilia E. Rouse ______________________________ Cecilia E. Rouse	Director	March 5, 2013
/s/John G. Schreiber ______________________________ John G. Schreiber	Director	March 5, 2013
/s/Mark R. Tercek ______________________________ Mark R. Tercek	Director	March 5, 2013

ATTEST:

/s/Patricia B. Lippert ______________________________ Patricia B. Lippert, Secretary